                                                             Exhibit 10.3.2


                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into as of April 22, 1997 by and between BLOWOUT ENTERTAINMENT, INC., a Delaware corporation (hereinafter referred to as "Employer"), and THOMAS BERKOMPAS (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

         WHEREAS, Employer is principally engaged in the business of marketing, managing, and operating retail video outlets;

         WHEREAS, Employer desires to employ Employee in the capacity of Vice President, Treasurer and Chief Financial Officer, and Employee desires to be so employed;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

         SECTION 1. EMPLOYMENT.

         1.1 Position and Title. Employer shall employ and engage the services of Employee, in the positions of Vice-President, Treasurer and Chief Financial Officer for the Term of this Agreement as defined in Section 2, pursuant to the terms and conditions set forth in this Agreement.

         1.2   Duties and Place of Employment.

                  (a) Employee shall be responsible for, and perform duties
                      associated with his positions and other duties as may be directed by the Employer, from time to time. Employee shall: (i) devote his full business time during normal business hours to the business and affairs of Employer;
                      (ii) use his best efforts to promote the interests of Employer; and (iii) perform faithfully and efficiently his responsibilities. Employee shall perform his duties at the Employer's principal executive offices which are currently located at 7700 NE Ambassador Place, One Airport Center, Second Floor, Portland, Oregon 97220, or such other locations as may be directed by Employer from time to time. Subject to the terms of this Agreement, Employee shall comply promptly and faithfully with all of Employer's policies, instructions, directions, requests, rules and regulations.


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

                  (b) After a Change of Control (as defined below), during the
                      Term of this Agreement, Employee shall continue to serve Employer in the same capacity and have the same authority, responsibilities and status as he had as of the date immediately prior to the Change of Control. After a Change of Control, during the Term of this Agreement, Employee's services shall be performed at the location where Employee was employed as of the date immediately prior to the Change of Control, or at such other location as may be mutually agreed between Employer and Employee.

                  (c) For purposes of this Agreement, a "Change of Control"
                      shall be deemed to have occurred upon the first fulfillment of the conditions set forth in any one of the following three paragraphs:

                           (1) any "person" (as such term is defined in Sections
                               3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange
                               Act), directly or indirectly, of securities of Employer, representing thirty percent (30%) or more of the combined voting power of Employer's then outstanding securities; or

                           (2) a majority of the directors elected at any annual
                               or special meeting of stockholders' are not individuals nominated by Employer's then incumbent Board; or

                           (3) the stockholders of Employer approve and there is
                               consummated on or before the End Date (as defined below): a merger or consolidation of Employer with any other corporation, other than a merger or consolidation which would result in the voting securities of Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Employer or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a plan of complete liquidation of Employer or (iii) an agreement for the sale or disposition by Employer of all or substantially all of its assets.

         SECTION 2. TERM AND TERMINATION.

                  2.1 Initial Term. Employment of Employee shall commence on
                      April 22, 1997 and shall expire on April 30, 1999 or such other date on which Employee's employment under this Agreement is terminated pursuant



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                      to this Section 2 ("Term"). All references herein to End
                      Date shall mean April 30, 1999 or such later date to which the Term of this Agreement may be extended by mutual agreement of the parties or as provided in Section 2.2.

         2.2 Extension. The Term of this Agreement shall be extended for consecutive periods of one (1) year each beginning on May 1, 1999 and continuing on every May 1 thereafter unless and until either
              (a) the Employer serves notice upon the Employee on or before the February 1 immediately preceding the next End Date of its intention not to extend the Term, or (b) the Employer and Employee mutually agree to extend the Term to an End Date beyond the next May 1. In the event of a notice under (a) above, the final End Date and the expiration of the Term shall be April 30 following the date of the notice.

         2.3 At Will Termination. Not withstanding anything herein to the contrary, but subject to Section 4.4, Employee's employment may be terminated by Employer at any time during the first six months of this Agreement without cause upon thirty (30) days written notice to Employee.

         2.4 For Cause Termination. Employee's employment may be terminated by Employer for "Cause" without notice. Termination for "Cause" is defined for purposes of this subsection as termination for: (i) material failure of Employee to substantially perform the reasonable and attainable instructions of Employer as to his duties hereunder; or (ii) an act or acts of misconduct by Employee which is determined by the Employer to be materially injurious to Employer monetarily or otherwise; or (iii) material violation by Employee of any provision of this Agreement. For purposes of this subsection, termination for "Cause" shall not include any act or failure to act on Employee's part if done or omitted to be done by him in demonstrable good faith and with the reasonable belief that his act or omission was in the best interest of the Employer or pursuant to an express policy of Employer at the time of such act or omission.

         2.5 Disability or Death. Employee's employment shall be terminable immediately upon Employee's death or disability. "Disability" is defined for purposes of this subsection as absence from Employee's full time duties with Employer as a result of Employee's incapacity due to physical or mental illness for ninety (90) days calculated on a cumulative basis during any two (2) year period during the Term of this Agreement. Nothing in this Section 2.5 is intended to violate any Oregon State law regarding parental or family leave policies or any other applicable law.

         2.6 Termination by Employee for Good Reason. Employee's employment may be terminated by Employee at any time for "Good Reason" as that term is defined below. Employee's continued employment shall not constitute



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

              consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. "Good Reason" shall mean (i) a material breach by Employer of the terms of this Agreement; provided that Employee shall have no right to terminate this Agreement pursuant to this clause (i) unless Employer has received written notice of the reason for termination and had at least 15 days to cure such failure and failed to do so, or (ii) the occurrence (without Employee's express written consent), within two (2) years after any Change of Control of any one of the following acts by Employer, or failures by Employer to act:

                  (a) the assignment to Employee of any duties inconsistent with
                      Employee's status as an executive officer of Employer or a substantial adverse alteration in the nature or status of Employee's title, position, duties, functions, working conditions or responsibilities from those in effect immediately prior to the Change of Control other than any such alteration primarily attributable to the fact that Employer may no longer be a public company;

                  (b) a reduction by Employer in Employee's annual Base Salary as in effect on the date hereof or as the same may be increased from time to time;

                  (c) the relocation of Employer's principal executive offices to a location more than thirty-five miles from the location of such offices immediately prior to the Change of Control or Employer's requiring Employee to be based anywhere other than Employer's principal executive offices except for required travel on Employer's business to an extent substantially consistent with Employee's business travel obligations immediately prior to the Change of Control;

                  (d) the failure by Employer, without Employee's consent, to pay to Employee any portion of Employee's current compensation;

                  (e) the failure by Employer to continue in effect any
                      compensation plan in which Employee participates immediately prior to the Change of Control which is material to Employee's total compensation unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by Employer to continue Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the terms and conditions of such benefits, including, without limitation, the level of Employee's participation relative to other participants, as such relative level existed at the time of the Change of Control;



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

                  (f) the failure by Employer to continue to provide Employee with benefits substantially similar to those enjoyed by Employee under any of Employer's pension, life insurance, medical, health and accident, or disability plans in which Employee was participating immediately prior to the Change of Control, the taking of any action by Employer which would directly or indirectly materially reduce any of such benefits or deprive Employee of any material fringe benefit enjoyed by Employee immediately prior to the Change of Control, or the failure by Employer to provide Employee with the number of paid vacation days to which Employee is entitled on the basis of years of service with Employer in accordance with Employer's normal vacation policy in effect immediately prior to the Change of Control; or

                  (g) the failure of Employer to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 7.4.

         2.7 Other Termination by Employee. Employee's employment may be terminated by Employee at any time without Good Reason during the first six months of this Agreement upon thirty (30) days' written notice to Employer and thereafter upon one hundred eighty (180) days written notice to Employer.

         SECTION 3. COMPENSATION.

         3.1 Base Salary. Employee shall be paid an annual base salary in the amount of one hundred and three thousand dollars ($103,000.00) ("Base Salary"). The Base Salary shall be paid to Employee in equal semi-monthly installments in arrears on the seventh (7th) and twenty-second (22nd) day of each month. Should the seventh
              (7th) or the twenty-second (22nd) day of any month not be a business day, Employee's semi-monthly installment of the Base Salary otherwise due on such date shall be paid to Employee on the business day closest to the date such semi-monthly installment is due (i.e., if the seventh (7th) day of the month falls on a Saturday, the semi-monthly installment shall be paid on the preceding business day or if the seventh (7th) day of the month falls on a Sunday, the semi-monthly installment shall be paid on the next following business day). Employee's Base Salary may be increased in the discretion of Employer during the Term of this Agreement.

         3.2 Salary Increase. During the Term hereof, the Base Salary shall be automatically increased on each May 1 beginning in 1998 by the percentage increase since the prior May, if any, in the Consumer Price Index for all Urban Consumers (CPI-U), U.S. City Average (1982-84=100).


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

         3.3 Bonus Compensation. Nothing herein shall preclude the Employer from authorizing the payment of additional compensation to Employee over and above the Base Salary at any time payable to him under his Agreement, whether as a bonus or otherwise. The payment of such additional compensation shall not operate as an amendment obligating Employer to make any similar payment or to pay additional compensation at any future time or for any future period, or be deemed to affect Employee's Base Salary in any manner.

         3.4   Benefits.

                  (a) Vacation and Holiday Pay. Employee shall accrue vacation time and be eligible to receive pay for Employer-paid holidays in accordance with Employer's policies and procedures, as from time to time in effect.

                  (b) Insurance. Employee shall be entitled to medical, life, worker's compensation, social security and state unemployment insurance benefit as provided under Employer's then current terms, policies and procedures. Employee shall not be entitled to disability insurance benefits. For five years following a Change of Control, Employer shall use its best efforts to continue to provide directors' and officers' liability insurance covering Employee (with respect to events occurring prior to termination of Employment) on terms no less favorable (in terms of coverage and amounts) than those of such insurance in effect immediately prior to the Change of Control. Following a Change of Control, Employer will indemnify and hold harmless Employee (and advance expenses) to the full extent provided in the Articles of Incorporation and Bylaws of Employer as in effect immediately prior to the Change of Control.

                  (c) Miscellaneous Benefits. In addition to any other
                      compensation or benefits to be received by Employee pursuant to the terms of this Agreement, Employee shall be entitled to participate in any employee benefits which Employer may from time to time provide its employees generally.

                  (d) Policy Revisions. In the event new policies are adopted by
                      Employer which would modify the benefits to all employees, and/or to the executives, Employee shall be allowed to participate in such modified benefits regardless of any limitation of such benefits contained in this Agreement.



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

         SECTION 4. PAYMENTS UPON TERMINATION OF EMPLOYEMENT.

                  4.1 Termination for Cause. In the event of the termination of
                      Employee's employment by Employer for Cause pursuant to
                      Section 2.4, within ten days of termination Employer shall pay to Employee only the Base Salary accrued pursuant to
                      Section 3.1 through and including the date of termination. No other compensation shall be due or payable under this Agreement in the event of a termination for Cause.

                  4.2 Termination for Death or Disability. In the event of the termination of Employee's employment pursuant to Section
                      2.5 due to his death or disability, within ten days of termination Employer shall pay to Employee or Employee's estate or legal representative, as the case may be, in a lump sum, the Base Salary accrued pursuant to Section 3.1 through and including the date of termination. During the period of Employee's disability, but prior to Employee's termination of Employment, Employee shall be entitled to receive all compensation as set forth in this Agreement. No other compensation shall be due or payable under this Agreement in the event of a termination due to the Employee's death or disability.

                  4.3 Termination by Employer Without Cause After Change of
                      Control or by Employee for Good Reason. In the event of the termination of Employee's employment by Employer for any reason other than in Sections 2.4 or 2.5 within two years after a Change of Control or by Employee pursuant to
                      Section 2.6, within ten days of termination Employer shall pay to Employee, in a lump sum, the greater of (i) all Base Salary which Employer's obligated to pay to Employee pursuant to Section 3.1 through the End Date or (ii) six months' Base Salary which Employer is obligated to pay to Employee pursuant to Section 3.1 during the current fiscal year.

                  4.4 Other Termination by Employer. In the event of termination of Employee's employment by Employer pursuant to Section
                      2.3 prior to a Change of Control, Employer shall pay Employee the Base Salary accrued pursuant to Section 3.1 as of the date of termination plus severance payments in an amount equal to one month's Base Salary multiplied by the number of months from the commencement date of this Agreement through the date of termination but in no event less than three (3) month's Base Salary nor more than six
                      (6) month's Base Salary, payable in installments as if still employed; provided, however, that during the period that Employer is making severance payments pursuant to this Section 4.4, Employer shall have the right to request Employee to provide reasonable evidence that he is using his best efforts to obtain other employment, and in the event that Employee



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

                      fails to provide such reasonable evidence, then Employer shall not be obligated to pay any severance payments; and provided further that if Employee is successful in obtaining such employment, the amount of severance payments that would have been payable after the time that Employee obtains such employment shall be reduced by the amount of any remuneration received from such employment. For the purposes of this Agreement, "remuneration" shall be defined to include cash payments, the face value of any promissory notes issued to Employee regardless of the terms of payment or whether payments are ever received, stock or stock options valued as of the day granted, or any other compensation given in any form whatsoever.

                  4.5 Other Termination by Employee. In the event of the
                      termination of Employee's employment by Employee pursuant to Section 2.7, within ten days of termination Employer shall pay to Employee only the amount of Base Salary accrued pursuant to Section 3.1 through and including the date of termination. No other compensation shall be due or payable under this Agreement in the event of a such termination.

                  4.6 Insurance Benefits. Employee is entitled to elect to
                      continue the insurance described in Section 3.4(b) during a period of two (2) years following an event of termination described in Section 2.6 and a period of six
                      (6) months following an event of termination described in
                      Section 2.3. Employee elects to continue such coverage, Employer shall reimburse Employee for the premiums paid by Employee for such insurance as such premiums are paid until such time as the continued insurance terminates or Employee obtains replacement full-time employment and is covered by such new employer's group medical health and life insurance plan with benefits substantially similar to those provided by Employer's insurance plan and without any pre-existing conditions, exclusions, limitations or restrictions, whichever occurs first. Such reimbursement shall be reduced for an amount equivalent to the amounts charged Employee for health coverage immediately prior to the occurrence of the Change of Control.

                  4.7 Other Compensation. Except as set forth in this Section 4, no other compensation shall be due or payable to Employee upon termination of his employment.

                  4.8 Right to Decline Payments. Employee, in his sole and
                      absolute discretion, shall have the right to decline all or a portion of any payments under this Agreement.

         SECTION 5. PERSONAL NATURE. This Agreement is personal, and is being entered into based upon the singular skill, qualifications and experience of Employee.



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Employee shall not assign this Agreement or any rights hereunder without the express written consent of Employer which may be withheld with or without reason. Employee hereby grants to Employer the right to use Employee's name, likeness and/or biography in connection with the services performed by Employee hereunder and in connection with the advertising or exploitation of any project with respect to which Employee performs services hereunder.

         SECTION 6. NOTICES. Any and all notices or other communications required or permitted by this Agreement or by law shall be deemed duly served and given when personally delivered to the party to whom such notice or communication is directed or, in lieu of such personal service, when deposited in the United States mail, certified, return receipt requested, first class postage prepaid, addressed set forth on the signature page hereof. Each party may change its address for purposes of this Section by giving written notice of such change in the manner provided for in this Section.

         SECTION 7. MISCELLANEOUS PROVISIONS.

         7.1   Attorneys' Fees:  Disputes Concerning Termination.

                  (a) Subject to Section 7.1(b), in the event that it should become necessary for any party to bring an action, including arbitration, either at law or in equity, to enforce or interpret the terms of this Agreement, each party shall pay its own attorneys' fees including those incurred in resolving the dispute prior to in initiation of any litigation and at trial and on any appeal.

                  (b) If within fifteen (15) days after any notice of
                      termination for Good Reason is given by Employee pursuant to Section 2.6, Employer notifies Employee that a dispute exists concerning the termination, the date of termination of this Agreement shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a final determination; provided further that the date of termination shall be extended by a notice of dispute from Employer only if such notice is given in good faith and Employer pursues the resolution of such dispute with reasonable diligence. Following a Change of Control, Employer shall provide all witnesses and evidence reasonably required by Employee to present Employee's case. If a purported termination by Employer within two years after a Change of Control or by Employee for Good Reason occurs and such termination is disputed, Employer shall pay to Employee all reasonable expenses and legal fees incurred by Employee as a result of a termination in seeking to obtain or enforce any right or benefit provided by this Agreement (whether or not Employee is successful in obtaining or enforcing such right or benefit).



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

                  (c) If a purported termination by Employer within two years after a Change of Control or by Employee for Good Reason occurs and such termination is disputed, Employer shall do either of the following.

                           (1) So long as Employee continues to provide
                               services, Employer shall continue to pay Employee the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary and estimated bonus) and continue Employee as a participant in all compensation, benefit and insurance plans in which Employee was a participant when the notice giving rise to the dispute was given, until the dispute is finally resolved; provided that Employee's right to continue to provide such services is solely within the discretion of Employer, and nothing herein shall prohibit Employer from terminating such services.

                           (2) If Employee is no longer providing services,
                               Employer shall pay Employee fifty percent (50%) of the amount specified in Sections 4.3 and Employer will provide Employee with the other benefits provided in Section 4.6, if, but only if, Employee agrees in writing that if the dispute is resolved against Employee, Employee will promptly refund to Employer all payments specified in Section 4.3 that Employee receives under this paragraph (c) plus interest at the rate provided in Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), compounded quarterly. If the dispute is resolved in Employee's favor, promptly after resolution of the dispute Employer will pay Employee the sum which was withheld during the period of the dispute plus interest at the rate provided in
                               Section 1274(d) of the Code, compounded
                               quarterly.

                            Amounts paid under this paragraph (c) shall offset against and reduce other amounts due under this Agreement. If the dispute is resolved by a determination that Employee did not have Good Reason, this Agreement, in accordance with its terms, will continue to apply to the circumstances of Employee's employment by Employer and any termination thereof.

                  7.2 Applicable Law and Venue. This Agreement is executed and intended to be performed in the State of Oregon and the laws of such State shall govern its interpretation and effect. If suit is instituted by any party hereto or by any other party for any cause or matter arising from or in connection with the respective rights or obligations of the parties hereunder, the sole jurisdiction and venue for such action shall be the



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

                      Circuit Court of the State of Oregon in and for the County of Multnomah.

                  7.3 Integration. Employee has executed an Employee
                      Confidentiality and Noncompetition Agreement, as modified (a copy of which is attached hereto as Exhibit A), which remains in effect and is incorporated into the terms and conditions of employment under this Agreement. Except as set forth in the preceding sentence, this Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, negotiations, or understandings, whether oral or written between the parties with respect thereto.

                  7.4 Heirs and Assigns. Subject to any restriction on
                      assignment contained herein, this Agreement shall be binding upon and shall inure to the benefit of the respective party's heirs, successors and assigns. Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of Employer, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. This Agreement shall not be terminated by Employer's voluntary or involuntary dissolution or by any merger or consolidation in which Employer is not the surviving or resulting corporation, or on any transfer of all or substantially all of the assets of Employer. In the event of any such merger, consolidation, or transfer of assets, the provisions of this Agreement shall be binding on and inure the benefit of the surviving business entity or the business entity to which such assets shall be transferred.

                  7.5 Severability. Any provision in this Agreement which is, by competent judicial authority, declared illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability or such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement, or otherwise to amend this Agreement.

                  7.6 Counterparts. This Agreement may be executed in
                      counterparts, each of which shall be deemed an original, and the counterparts shall together constitute one and the same agreement, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

                  7.7 Captions. The headings and captions herein are inserted solely for the purpose of convenience of reference and are not intended to govern, limit, or aid in the construction of any term or provision hereof.

                  7.8 Execution. Each of the parties hereto shall execute,
                      acknowledge and deliver any instrument necessary to carry out the provisions of this Agreement.

                  7.9 Construction. This Agreement has been prepared by legal counsel for Employer. Employee has been advised, and by his execution hereof acknowledges, that he has the right to and should have this Agreement reviewed by his own separate legal counsel. This Agreement has been negotiated at arm's-length with the benefit of or opportunity to seek legal counsel and, accordingly, shall not be construed against any of the parties.

                 7.10 Arbitration. Notwithstanding anything in this Agreement, express or implied, to the contrary (including, without limitation, in Sections 7.01 and 7.02), any dispute or controversy between the parties hereto involving the construction or application of any terms, covenants or conditions of this Agreement, or any claim arising out of or relating to this Agreement (other than matters for which injunctive relief may be obtained) shall be settled by arbitration in Portland, Oregon, in accordance with the rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any decision of the arbitrators shall be final and binding upon the parties hereto. The parties hereby subject themselves to the in personam jurisdiction of the courts of the State of Oregon for the purpose of confirming any such award and entering judgment thereon. Except with respect to matters for which injunctive relief may be obtained, arbitration hereunder shall be a condition precedent to the right to maintain any action or suit based upon the breach of any term of this Agreement. Upon the request of either party, the arbitrators shall issue to the parties a written decision setting forth their findings of fact and conclusions of law.



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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.


                                        EMPLOYER:


                                        BLOWOUT ENTERTAINMENT, INC.
                                        an Delaware corporation

                                        7700 NE Ambassador Place
                                        One Airport Center, Second Floor
                                        Portland, Oregon 97220
                                        Attention:  President

                                        By:      /s/ STEVE BERNS
                                                 -------------------------------
                                        Its:     PRESIDENT & CEO
                                                 -------------------------------


         I acknowledge that I have read and agree to the foregoing Agreement, including, without limitation, the provision allowing termination of my employment "at will" by Employer.



                                                 /s/ THOMAS BERKOMPAS
                                                 -------------------------------
                                                 Thomas Berkompas


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